POLY AUCTION 保利香港拍賣

買家付款通知書

BUYER SETTLEMENT ADVICE

拍賣會名稱 Auction Title: 二零二三年保利香港春季拍賣會 POLY AUCTION HONG KONG 2023 SPRING AUCTIONS

出單日期 Billing Date: 06 April 2023

買家姓名 Buyer Name : Masterworks

競投牌號 Paddle No. : [***]

客戶編號 Client No. : [***]

圖錄號 Lot No.	拍賣品摘要 Description	落槌價 Hammer Price (港幣 HKD)	佣金 Buyer's Premium (港幣 HKD)	雜項費用 Miscellaneous (港幣 HKD)	總和 Sum (港幣 HKD)
137	草間彌生 - 無限之網 YAYOI KUSAMA - Infinity Nets	2,400,000.00	480,000.00	0	2,880,000.00
	合計 Total (港幣 HKD)	2,400,000.00	480,000.00	0	2,880,000.00
	本頁總和 Sub-total (港幣 HKD)				2,880,000.00
	總金額合計 Totals Payable (港幣 HKD)				2,880,000.00

總金額 (大寫)	貳佰捌拾捌萬 元正
Total Amount in Words	TWO MILLIONS EIGHT HUNDREDS AND EIGHTY THOUSANDS ONLY

付款方式 Payment Instructions:

戶名 Account Name: POLY AUCTION (HONG KONG) LIMITED
保利香港拍賣有限公司

帳號 Bank A/C No.: [***]

開戶行 Banker: HSBC
香港上海匯豐銀行有限公司

銀行編號 Bank Code: [***]

國際匯款代碼 SWIFT Code: [***]

銀行地址 Bank Address: 1 Queen's Road Central, Hong Kong
香港皇后大道中1號

請以支票、本票、銀行匯款、銀行匯票、信用咭Visa, Master, 銀聯咭或現金方式，在拍賣日起7天內付清以上貨款。
如閣下以信用咭VISA / MASTER或銀聯付款，閣下需另付3%(VISA/MASTER)或2%(銀聯卡)的費用。
本公司不會接納逾八萬元港幣(或相等貨幣)之現金款項。
本公司只接受競買人本人帳戶的付款，付款時請在匯款單上註明您的競投牌號及圖錄號，並將匯款單據傳真至(852) 2303 9888或電郵至cs@polyauction.com.hk。
若閣下使用港幣以外的幣種匯款或有任何查詢，請致電與本公司+852 2303 9899 與財務部聯絡。

Payment can be made by Cheque, Cashier Order, Wire Transfer, Bank Draft, VISA, Master, CUP or Cash and need to be fully paid within 7 days from the day of the auction.
If payment is being made by VISA/Master or CUP, 3%/2% charges will be charged respectively.
We do not accept single or multiple related payments in the form of cash or cash equivalents in excess of HKD 80,000.00.
Payment MUST be made by the buyer directly. Please reference your Paddle No. and Lot. No. at wire transfer/cheque deposit, then fax or email the remittance slip to (852) 2303 9888 or cs@polyauction.com.hk for payment confirmation.
Please contact our Finance department at +852 2303 9899 if the remittance is made in other currencies.

備註:
請注意以上賬單買家佣金為落槌價之20%
同時，按照結算時間，本公司亦推出佣金優惠政策，自拍品成交日起20天內結算的客戶，買家佣金將按每件落槌價之金額分段計算，具體如下：
- 拍賣品成交價首港幣20,000,000 元，買家佣金將按18%計算；加逾港幣20,000,000 元以上之餘款買家佣金將按15%計算 (HKD 2,832,000)

自拍品成交日起，超過20天結算的客戶買家佣金將按落槌價之20%計算

Remark:

Please note that the buyer's premium is 20% of the hammer price in this invoice. In addition, we will provide a commission discount if the payment is paid within 20 days of billing. The buyer's premium will be on the hammer price of each lot sold as below :
- Buyer's premium payable will be 18% on the hammer price up to and including HKD 20,000,000 and 15% on the portion of the hammer price in excess of HKD 20,000,000. (HKD 2,832,000)

If the payment is paid after 20 days of billing, the buyer's premium payable will be 20% of the hammer price.

Suite 701-708, 7/F, One Pacific Place, 88 Queensway, Admiralty, Hong Kong
香港金鐘金鐘道88號太古廣場1期7樓701-708室 T:+852 2303 9899 F:+852 2303 9888 Email:cs@polyauction.com.hk